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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports, which include an emphasis paragraph related to a change in the Company's revenue recognition for certain contracts, dated March 19, 2002 relating to the financial statements and financial statement schedules of HCC Insurance Holdings, Inc., which appears in HCC Insurance Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.


PRICEWATERHOUSECOOPERS LLP

Houston, TX

September 13, 2002